Exhibit 99.1

                             Minden Bancorp, Inc.
                        415 Main Street * P.O. Box 797
                         Minden, Louisiana 71058-0797
                   ______________________________________

                            318-377-0523 Telephone
                               318-377-0038 Fax

                                PRESS RELEASE
                               _______________


For Release:  Immediately                For Further Information:

                                         A. David Evans, President/CEO
                                         318-377-0523
                                         E-mail:  mbldavid@shreve.net

                                                             Or

                                         Becky T. Harrell, Treasurer/CFO
                                         318-377-0523
                                         E-mail:  mblbecky@shreve.net


     MINDEN BANCORP, INC. INITIATES QUARTERLY CASH DIVIDEND POLICY AND
                ANNOUNCES DECLARATION OF FIRST CASH DIVIDEND

     Minden, LA. - April 9, 2003 - Minden Bancorp, Inc. (NASDAQ OTC BB: MDNB) announced today that its Board of Directors at their meeting on April 8, 2003, initiated a quarterly cash dividend policy and declared its first cash dividend of $.05 per share on the common stock of the Company payable on May 15, 2003, to the stockholders of record at the close of business on April 30, 2003.

     The Company is a holding company which owns all of the capital stock of Minden Building and Loan Association, a Louisiana-chartered building and loan association which conducts business out of its main office located in Minden, Louisiana. At December 31, 2002, the Company had $79.5 million of total assets, $61.9 million of total liabilities and $17.6 million of stockholders' equity.